SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Earliest Event Reported
October 2, 2008
Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)
Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655	23-1714256
(Commission File Number)	(IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania	18966
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 355-9100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 2, 2008, Environmental Tectonics Corporation (“ETC”) entered into the First Amendment to Loan Documents (“First Amendment”) with PNC Bank, National Association (“PNC”) pursuant to which ETC and PNC agreed to modify certain loan documents in order to restate the “Tangible Net Worth” covenant set forth in loan documents. Additionally, PNC has renewed the Company’s line of credit, extending the maturity date set forth in the loan documents from June 30, 2009 to June 30, 2010. The First Amendment is effective August 26, 2008. On July 31, 2007, ETC completed a refinancing of its indebtedness with PNC by entering into a credit agreement (the “PNC Credit Agreement”) in the maximum aggregate principal amount of $15,000,000. The funds available under the PNC Credit Agreement are used for working capital or general business purposes and for issuances of letters of credit. A complete description of the Credit Agreement is set forth in a Form 8-K filed by ETC on July 31, 2007. A copy of the First Amendment is attached to this Form 8-K as Exhibit 10.1 and incorporated by reference.
     H. F. Lenfest (“Lenfest”) consented to the First Amendment in his capacity as a guarantor of ETC’s obligations under PNC Credit Agreement. Lenfest is a member of the Board of Directors and a significant shareholder of ETC.
     A copy of the press release announcing the completion of the First Amendment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
     The following exhibits are filed herewith:
10.1	First Amendment to Loan Documents, effective August 26, 2008 by and between ETC and PNC Bank

99.1	Press Release dated October 6, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION Registrant
Date: October 7, 2008	By	/s/ Duane D. Deaner
Duane D. Deaner
Chief Financial Officer

EXHIBIT INDEX
10.1	First Amendment to Loan Documents, effective August 26, 2008 by and between ETC and PNC Bank

99.1	Press Release dated October 6, 2008